香港豪鹏科技有限公司
® HONGKONG HIGHPOWER TECHNOLOGY CO., LTD.

Hong Kong Highpower Technology Expands Management Team

HONG KONG AND SAN JOSE, CALIF. – January 20, 2009 – Hong Kong Highpower Technology, Inc. (NYSE Alternext US: HPJ), a developer, manufacturer and marketer of rechargeable nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products, today announced that Mr. Yang Zhongqui has joined the Company as Vice General Manager. In this newly created role, Mr. Yang will be responsible for oversight and execution of the Company's manufacturing facility located in Shenzhen, Guangdong Province, China, employing a staff of approximately 1,800.

"The expansion of our management infrastructure further supports our growth strategy as we ramp-up our business operations," said George Pan, Chairman and Chief Executive Officer of Hong Kong Highpower Technology. "Mr. Yang's focus will be on managing day-to-day operations and driving manufacturing efficiencies, which will allow me to dedicate further attention to the oversight of the Company's strategic direction. With more than 25 years of engineering and operational management experience, Mr. Yang brings a wealth of knowledge in production line and supply chain management as well as deep engineering and electrochemical expertise. We expect Mr. Yang will play an increasingly important role at the Company as we continue our build-out of the world's largest Ni-MH manufacturing facility."

Hong Kong Highpower Technology is in the process of building a new Ni-MH manufacturing facility, based in Huizhou, Guangdong Province, China. With oversight by Mr. Yang, the new facility, which is expected to be completed by the end of 2009, will provide the Company with three times its current manufacturing capacity.

Prior to joining Hong Kong Highpower Technology, Mr. Yang was Vice General Manager of United Pacific Industries Limited, Shanghai Pinxin Battery Resource Industry Co., Ltd. Previously he was Chief Engineer at China Aerospace Science and Technology Corporation, Shanghai Xinyu Battery Factory.

Mr. Yang holds a bachelor's degree in electrochemicals from Beihang University, Beijing, China.

About Hong Kong Highpower Technology, Inc.

Hong Kong Highpower Technology develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Hong Kong Highpower Technology's products are distributed worldwide to markets in the United States, Europe,

China, Hong Kong, Southeast Asia and Taiwan. For more information, visit http://www.haopengbattery.com.

To be added to the Company's email distribution for future news releases, please send your request to HPJ@finprofiles.com. Company news can also be found at http://hpj.client.shareholder.com/releases.cfm.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward looking statements are identified through use of the words "expect," "project," "target," "continue," "believe," and other words of similar meaning. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Hong Kong Highpower Technology, Inc. ("HPJ" or the "Company") to differ materially from the results expressed or implied by such statements. These risks and uncertainties include, without limitation, fluctuations in the cost of raw materials, the Company's dependence on major customers for a significant portion of its net sales, changes in the laws of the PRC that affect the Company's operations, the devaluation of the U.S. Dollar relative to the Renminbi, the Company's dependence on the growth in demand for portable electronic devices and the success of manufacturers of the end applications that use its battery products, responsiveness to competitive market conditions, the Company's ability to successfully manufacture Li-ion batteries in the time frame and amounts expected, the market acceptance of the Company's Li-ion products, and changes in foreign, political, social, business and economic conditions that affect the Company's production capabilities or demand for its products. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K, as amended, for the period ended December 31, 2007, and other reports the Company files under the Securities and Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Media and Investor Inquiries:

Financial Profiles, Inc.
Brandi Floberg
(310) 277-4711
HPJ@finprofiles.com

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